                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2002
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                         QueryObject Systems Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                    1-13587                      94-3087939
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(State or other jurisdiction         (Commission                   (IRS Employer
of incorporation)                    File Number)            Identification No.)

         One Expressway Plaza, Suite 208, Roslyn Heights, New York 11577
         ---------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (516) 228-8500
                                                           --------------

                                       N/A
                                       ---
         (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

            On March 22, 2002 (the "Closing Date"), QueryObject Systems
Corporation (the "Company") closed the sale of substantially all its assets pursuant to the Asset Purchase Agreement by and between the Company and CrossZ
Solutions S.p.A. ("CrossZ Solutions) dated December 12, 2001 (the "Asset
Purchase Agreement"), attached hereto as Exhibit 2.1. The sale was approved by the stockholders of the Company in their special meeting held on March 13, 2002.

Description of Assets
---------------------

            The assets sold by the Company included all of its assets, property and business, owned, held or used primarily in the conduct of its business. The assets include all intellectual property rights developed or acquired by the
Company listed on Schedule 3.07(a) to the Asset Purchase Agreement, the personal property, equipment, computer systems, communications equipment, furniture and office equipment listed on Schedule 3.07(d) to the Asset Purchase Agreement, all
rights and obligations under the Company's contracts, agreements, licenses, commitments, sales and purchase orders and other instruments (to the extent they are assignable) under the contracts listed on Schedule 3.10 to the Asset
Purchase Agreement, and the Company's accounts receivable consisting of $271,418 due from CrossZ Solutions to the Company pursuant to the Reseller Agreement (as defined hereinafter).

Consideration
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            Pursuant to the terms of the Asset Purchase Agreement, the Company received an aggregate consideration of $900,000, of which $250,000 was received upon the execution of the Asset Purchase Agreement, $250,000 was received on
January 16, 2002, and $400,000 was received on March 22, 2002. All of the consideration was paid to the Company and not to the stockholders of the Company and were used to pay-off the liabilities of the Company.

Relationship with Purchaser
---------------------------

            CrossZ Solutions and the Company were parties to a certain
International Reseller Agreement dated November 12, 1998, as amended (the
"Reseller Agreement"), under which CrossZ Solutions was the exclusive distributor of the Company's products in the Italian market and non-exclusive distributor in other European countries. The Reseller Agreement provided CrossZ
Solutions with price discounts on products purchased from the Company for resale, based on CrossZ Solutions' annual volume of sales of the Company's products. Such price discounts were comparable to those offered by the Company to its other resellers.

            Pursuant to the Reseller Agreement, the Company had received net revenues of $398,000, $221,500 and $697,639 for the fiscal years 1999, 2000 and the nine months ended September 30, 2001, respectively. The assets sold by the
Company included accounts receivable of $271,414 from CrossZ Solutions which arose under the Reseller Agreement.

            The Company and CrossZ Solutions have no common officers, directors or control persons. CrossZ Solutions' principal executive office is located at
Salita Scudillo 20, 80133, Naples, Italy. Its telephone number is 011- (34/081)
734-8074.

                                      -2-

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (a) Pro Forma Financial Information: It is impracticable to provide the required pro form financial information at the time this Report is filed.

            (b) Exhibits:

      *2.1 Asset Purchase Agreement dated December 12, 2001 by and between the
Company and CrossZ Solutions S.p.A.

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*Filed herewith

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             QUERYOBJECT SYSTEMS CORPORATION

Dated: March 26, 2002                    By: /s/ Daniel Pess
                                             ----------------------------------
                                             Name:  Daniel Pess
                                             Title: Executive Vice President and
                                                    Chief Financial Officer